Exhibit 5.1

Jones & Keller, P.C.
1999 Broadway, Suite 3150
Denver, Colorado 80202
Telephone: (303) 573-1600

December 29, 2014

Yuma Energy, Inc.
1177 West Loop South, Suite 1825
Houston, Texas 77027

Re:           Issuance of Securities of Yuma Energy, Inc.

Ladies and Gentlemen:

We serve as counsel to Yuma Energy, Inc., a California corporation (the “Company”), in connection with the offering from time to time (the “ATM Offering”) of up to $18,829,742 maximum aggregate offering price of the Company’s shares of stock (the “Shares”), of which (a) up to 892,261 (the “Preferred Shares”) may be shares of 9.25% Series A Cumulative Redeemable Preferred Stock, no par value per share, of the Company (“Preferred Stock”), and (b) up to 4,000,000 (the “Common Shares”) may be shares of common stock, no par value per share, of the Company (“Common Stock”), to or through MLV & Co. LLC (“MLV”), pursuant to the Company’s Registration Statement on Form S-3 (Registration No.: 333-192094) (the “Registration Statement”), including the prospectus, dated November 21, 2013 (the “Base Prospectus”), as supplemented by the prospectus supplement, dated December 19, 2014 (together with the Base Prospectus, the “Prospectus”), as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, as referenced in the Registration Statement and the Prospectus.  For purposes of this opinion letter, we have assumed all such proceedings will be timely completed in the manner presently proposed and the terms of such issuance will be in compliance with applicable laws.

For purposes of rendering this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of the Registration Statement, including the Prospectus, the Company’s articles of incorporation, as amended to the date hereof (the “Charter”), the Company’s bylaws, as amended to the date hereof, that certain At Market Issuance Sales Agreement, dated as of December 19, 2014 (the “Sales Agreement”), by and between the Company and MLV, and such other documents, agreements, instruments and corporate records as we have deemed necessary or appropriate. We have also obtained from officers, representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of issuing this opinion letter.

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that (i) each document we reviewed has been duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) the obligations of each party to any such document we examined are such party’s valid and binding obligations, enforceable in accordance with its terms; (iii) each natural person executing a document has sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; (v) all documents that we examined accurately describe and contain the mutual understanding of the parties thereto and there are no oral or written agreements or understandings, and there is no course of prior dealing, between or among any of the parties that would in any manner vary or supplement the terms and provisions of such documents, or of the relationships set forth therein, or which would constitute a waiver of any of the provisions thereof by the actions or conduct of the parties or otherwise, or which would have an effect on the opinions rendered herein; (vi) no Shares will be issued in violation or breach of, nor will such issuance result in a default under, any agreement or instrument that is binding upon the Company or any requirement or restriction imposed by any governmental or regulatory agency, authority or body; (vii) after the issuance of any Preferred Shares, the total number of issued and outstanding shares of Preferred Stock, together with the total number of shares of Preferred Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any security exercisable, exchangeable or convertible into shares of Preferred Stock then outstanding, will not exceed the total number of shares of Preferred Stock authorized under the Company’s Charter; (viii) after the issuance of any Common Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any security exercisable, exchangeable or convertible into shares of Common Stock then outstanding, will not exceed the total number of shares of Common Stock authorized under the Company’s Charter; and (ix) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete.

Yuma Energy, Inc.
December 29, 2014

We are qualified to practice law in the State of Colorado and the State of California. The opinions set forth herein are expressly limited to the effect of the general corporate laws of the State of Colorado and the State of California as in effect as of the date hereof and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction.  We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including any federal securities laws, rules or regulations, or any state securities or “Blue Sky” laws, rules or regulations.

Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.
The Shares have been duly authorized for issuance, and when and to the extent issued and sold in exchange for payment in full to the Company of all consideration required therefor in the manner contemplated by the Sales Agreement and in accordance therewith and with the proceedings described in the Registration Statement and the Prospectus, the Shares will be validly issued, fully paid and non-assessable.

2.	The shares of Common Stock that are issuable upon conversion of the Preferred Shares in accordance with the Company’s Charter will be legally issued, fully paid and nonassessable.

The opinions expressed herein are based upon the applicable laws of the State of Colorado, the State of California and the facts in existence as of the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement and the Prospectus are declared effective.  No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Current Report on Form 8-K of the Company dated on or about December 29, 2014, to the incorporation by reference of this opinion letter into the Registration Statement and to the reference to our Firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Jones & Keller, P.C.

JONES & KELLER, P.C.